Exhibit 21.1

ROCKWOOD HOLDINGS, INC.

SUBSIDIARIES

Name of Subsidiary	State/Jurisdiction of Incorporation
Aachener Chemische Werke Gesellschaft für glastechnische Produkte und Verfahren mbH	Germany
Alberti & Co. GmbH	Germany
AM Craig Ltd.	United Kingdom
Ardrox Ltd.	United Kingdom
BCI Pensions Trustees Ltd.	United Kingdom
Bedec S.A.S.	France
Bluebird I, LLC	Delaware
Brent Europe Ltd.	United Kingdom
Brent International B.V.	Netherlands
Brockhues GmbH & Co. KG	Germany
Caledonian Applied Technology Limited	United Kingdom
Changchun Chemetall Chemicals Co., Ltd.	China
Changshu Rockwood Pigments Company Limited	China
Chemetall (Australasia) Pty. Ltd.	Australia
Chemetall (Proprietary) Ltd.	South Africa
Chemetall (Thailand) Co. Ltd.	Thailand
Chemetall AB	Sweden
Chemetall Asia Pte. Ltd.	Singapore
Chemetall B.V.	Netherlands
Chemetall Canada Ltd.	Canada
Chemetall Corporation	Delaware
Chemetall do Brasil Ltda.	Brazil
Chemetall GmbH	Germany
Chemetall Hong Kong Ltd.	China
Chemetall Hungária Vegyianyagokat Gyártó es Forgalmazó Kft	Hungary
Chemetall India Company Ltd.	United Kingdom
Chemetall India Private Limited	India
Chemetall Italia S.r.l.	Italy
Chemetall Ltd.	United Kingdom
Chemetall Mexicana, S.A. de C.V.	Mexico
Chemetall New Zealand Ltd.	New Zealand
Chemetall Philippines Co. Ltd., Inc.	Philippines
Chemetall ooo	Russia
Chemetall Polska Sp.z o.o.	Poland
Chemetall S.A.	Spain
Chemetall S.R.L.	Italy
Chemetall S.R.L.	Argentina
Chemetall Sanayi Kimyasallari Ticaret ve Sanayi A.S.	Turkey
Chemetall S.A.S.	France
Chemetall South Africa (Proprietary) Ltd.	South Africa
Chemetall Surface Technologies China Co., Ltd.	China
Chemetall Surface Treatment Holding Co., Ltd.	Thailand
Chemetall US, Inc. nc	Delaware
Chemical Specialties LLC	North Carolina
Chemserve Ltd.	United Kingdom
ChemStore GmbH	Germany
Chillihurst Limited	United Kingdom
Chongqing Chemetall Chemicals Co., Ltd.	China
CM-Hilfe GmbH Unterstützungskasse	Germany
Creambay Limited	United Kingdom

CSI Kemwood AB	Sweden
Deutsche Baryt-Industrie Dr. Rudolf Alberti GmbH & Co. KG	Germany
DICON Explosives Company Ltd.	Nigeria
DNVJ Vermögensverwaltung GmbH	Germany
Dynamit Nobel GmbH	Germany
Dynamit Nobel Unterstützungsfonds GmbH	Germany
Excalibur Realty Company	Delaware
Excalibur Realty UK Limited	United Kingdom
Foote Chile Holding Company	Delaware
Foote Minera e Inversiones Ltda.	Chile
hebro chemie GmbH	Germany
Holliday Chemical Espana S.A.	Spain
Holliday France S.A.S.	France
Holliday Pigments International S.A.S.	France
Holliday Pigments S.A.S.	France
Inorganic Pigments Limited	United Kingdom
KENDELL S.r.l.	Italy
Knight Chimiques de Spécialité S.A.S.	France
Knight Lux 1 S.à r.l.	Luxembourg
Knight Lux 2 S.à r.l.	Luxembourg
Knight Lux 3 S.à r.l.	Luxembourg
Knight Lux 4 S.à r.l.	Luxembourg
Metalon Environmental Management & Solutions GmbH	Germany
Nanjing Chemetall Surface Technologies Co., Ltd.	China
Nigerian Development and Construction Company Ltd.	Nigeria
Nuodex Mexicana, S.A. des C.V.	Mexico
Nuodex Italiana S.r.l.	Italy
Pool Spa Holdings, Inc.	Delaware
PIGMENT-CHEMIE GmbH	Germany
Process Ink Holdings Ltd.	United Kingdom
Process Inks And Coatings Ltd.	United Kingdom
RA Rohstoffallianz GmbH	Germany
Rockwood America Inc.	Delaware
Rockwood Far East Limited	Hong Kong
Rockwood Hong Kong Limited	Hong Kong
Rockwood Italia S.p.A.	Italy
Rockwood Lithium, Inc.	Delaware
Rockwood Lithium GmbH	Germany
Rockwood Lithium India Pvt. Ltd.	India
Rockwood Lithium Japan K.K.	Japan
Rockwood Lithium Shanghai Co., Ltd.	China
Rockwood Lithium Taiwan Co., Ltd.	Taiwan
Rockwood Lithium (UK) Ltd.	United Kingdom
Rockwood Litio Limitada	Chile
Rockwood Pigmente Holding GmbH	Germany
Rockwood Pigments (UK) Limited	United Kingdom
Rockwood Pigments and Trading Pty. Ltd.	Australia
Rockwood Pigments NA, Inc.	Delaware
Rockwood Shenzhen Pigments Company Ltd.	China
Rockwood Specialties Australia Pty Ltd.	Australia
Rockwood Specialties Consolidated, Inc.	Delaware
Rockwood Specialties GmbH	Germany
Rockwood Specialties Group GmbH	Germany
Rockwood Specialties Group, Inc.	Delaware
Rockwood Specialties LLC	Delaware
Rockwood Specialties International, Inc.	Delaware

Rockwood Specialties Limited	United Kingdom
Rockwood Specialties Trust GmbH	Germany
Rockwood Taicang Pigments Company Ltd.	China
Rockwood Vermögensverwaltung GmbH	Germany
Rockwood Vermögensverwaltung S.à r.l. & Co. KG	Germany
Rockwood Wafer Reclaim SAS	France
RT Lithium Limited	United Kingdom
RSG Immobilien GmbH	Germany
RSGG GmbH & Co. KG	Germany
Sachtleben Chemie GmbH	Germany
Sachtleben LLC	Delaware
Sachtleben Pigment GmbH	Germany
Sachtleben GmbH	Germany
Sachtleben Pigments Oy	Finland
Sachtleben Trading (Shanghai) Company Limited	China
Sachtleben Wasserchemie (Holding) GmbH	Germany
Sachtleben Wasserchemie GmbH	Germany
Sales de Magnesio Ltda.	Chile
Shanghai Chemetall Chemicals Co., Ltd.	China
Silo Pigmente GmbH	Germany
Southern Color N.A., Inc.	Delaware
Stadeln Genehmigungshaltergesellschaft mbH	Germany
The Brent Manufacturing Company Ltd.	United Kingdom
Tribotecc GmbH	Austria
Troisdorf Genehmigungshaltergesellschaft mbH	Germany
Viance Limited	United Kingdom
Viance LLC	Delaware
Viance Oy	Finland
Würgendorf Genehmigungshaltergesellschaft mbH	Germany